Exhibit 10.1

REFINANCING AMENDMENT NO. 1 (this “Amendment”) dated as of March 20, 2013, to the Credit and Guaranty Agreement dated as of August 1, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among HOLOGIC, INC., a Delaware corporation (the “Borrower”); CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors; the LENDERS from time to time party thereto (the “Lenders”) and GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, each Person that agrees to make Refinancing Tranche A Term Loans (as defined below) (collectively, the “Refinancing Term Lenders”) will make Refinancing Tranche A Term Loans to the Borrower on the Amendment Effective Date (as defined below) (the “Refinancing Tranche A Term Loans”) in an amount equal to its Refinancing Term Commitment (defined below);

WHEREAS, each Person that agrees to make available Refinancing Revolving Commitments (as defined below) (collectively, the “Refinancing Revolving Lenders”) will make available, on the terms and conditions set forth herein, such Refinancing Revolving Commitments to the Borrower on the Amendment Effective Date in an amount equal to its Refinancing Revolving Commitment;

WHEREAS, the Borrower has requested an amendment to the Credit Agreement that would effect the modifications to the Credit Agreement set forth herein, and each Lender party hereto consents to this Amendment;

WHEREAS, GS Bank, JPMS, CGMI and MLPFS have been appointed as the Lead Arrangers (as defined below) and Fifth Third Bank has been appointed as the documentation agent with respect to this Amendment; and

WHEREAS, this Amendment includes amendments of the Credit Agreement that are subject to the approval of the Required Lenders, and that, in each case, will become effective on the Amendment Effective Date on the terms and subject to the conditions set forth herein;

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended hereby (the “Amended Credit Agreement”).

SECTION 2. Refinancing Transactions.

(a) Subject to the terms and conditions set forth herein, each Refinancing Term Lender severally agrees to make a Refinancing Tranche A Term Loan to the Borrower on the Amendment Effective Date in a principal amount equal to its Refinancing Term Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Credit Agreement. The “Refinancing Term Commitment” of any Refinancing Term Lender will be the amount set forth opposite such Refinancing Term Lender’s name on Schedule 1 hereto. On the Amendment Effective Date, the proceeds of the Refinancing Tranche A Term Loans shall be applied to prepay in full the Tranche A Term Loans outstanding on the Amendment Effective Date (immediately prior to the effectiveness of this Amendment) (the “Existing Tranche A Term Loans”). Each Lender party hereto and the Administrative Agent hereby acknowledge that (i) the Borrower hereby provides notice under Section 2.26(a) of the Credit Agreement of its request for Refinancing Tranche A Term Loans to refinance in full the Existing Tranche A Term Loans and (ii) all notice requirements set forth in Section 2.26(a) of the Credit Agreement with respect to such refinancing have been satisfied.

(b) Subject to the terms and conditions set forth herein, each Refinancing Revolving Lender severally agrees to make available Refinancing Revolving Commitments to the Borrower on the Amendment Effective Date in a principal amount equal to the amount set forth opposite its name in Schedule 2 hereto (the “Refinancing Revolving Commitments”). Each Lender party hereto and the Administrative Agent hereby acknowledge that (i) the Borrower hereby provides notice under Section 2.26(a) of the Credit Agreement of its request for Refinancing Revolving Commitments to refinance in full the Revolving Commitments existing on the Amendment Effective Date (immediately prior to the effectiveness of this Amendment) (the “Existing Revolving Commitments”) and (ii) all notice requirements set forth in Section 2.26(a) of the Credit Agreement with respect to such refinancing have been satisfied. On the Amendment Effective Date, the Existing Revolving Commitment of each Refinancing Revolving Lender will be converted into a Refinancing Revolving Commitment (and immediately after giving effect to such conversion, the Revolving Commitment of such Refinancing Revolving Lender will be deemed to be increased or stay the same, as applicable), so that the aggregate Refinancing Revolving Commitment of such Refinancing Revolving Lender shall equal the amount set forth opposite such Refinancing Revolving Lender’s name on Schedule 2 hereto. Upon such conversion, (x) the Existing Revolving Commitments shall terminate (it being understood and agreed that such termination shall have no effect on the obligation of the Revolving Lenders to make Credit Extensions under the Refinancing Revolving Commitments (including without limitation the making of Swing Line Loans or the issuance of Letters of Credit)) and (y) each Revolving Lender that is not also a Refinancing Revolving Lender shall cease to be a Revolving Lender.

(c) All Letters of Credit outstanding under the Credit Agreement on the Amendment Effective Date shall remain outstanding under the Amended Credit Agreement. Each Refinancing Revolving Lender’s risk participation in each such Letter of Credit shall be determined in accordance with such Lender’s Pro Rata Share, as provided in Section 2.04(e) of the Amended Credit Agreement, as if such Letter of Credit had been issued on the Amendment Effective Date immediately after giving effect to paragraph (b) above. For the avoidance of doubt, each Swing Line Lender and Issuing Bank acting in such capacities immediately prior to the effectiveness of this Amendment shall continue to act in such capacities immediately following the effectiveness hereof.

(d) On and after the Amendment Effective Date, each reference in the Credit Documents to “Tranche A Term Loans” and “Term Loans” shall be deemed to be a reference to and include the Refinancing Tranche A Term Loans made or deemed made hereunder, each reference to “Revolving Commitment” shall be deemed a reference to and include the Refinancing Revolving Commitments made available hereunder and each reference to “Lenders” and shall be deemed to be a reference to and include the Refinancing Term Lenders and the Refinancing Revolving Lenders, as applicable. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, confidentiality, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Term Lender in respect of such Lender’s Existing Tranche A Term Loans and each Revolving Lender in respect of such Lender’s Existing Revolving Commitment.

SECTION 3. Amendments to the Credit Agreement. Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Credit Party represents and warrants to each other party hereto, on and as of the Amendment Effective Date, that the following statements are true and correct:

(a) The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of each Credit Party. This Amendment has been duly executed and delivered by each Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) The representations and warranties of each Credit Party contained in the Credit Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(c) As of the Amendment Effective Date, after giving effect to this Amendment, no event has occurred and is continuing or would result from the consummation of the transactions contemplated hereby that would constitute an Event of Default or a Default.

SECTION 5. Amendment Effective Date. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(i) the Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Borrower, each Guarantor, each Refinancing Term Lender, each Refinancing Revolving Lender and other Lenders (together with the Refinancing Term Lenders and Refinancing Revolving Lenders) sufficient to constitute, collectively, the Requisite Lenders;

(ii) the Administrative Agent and Lenders and their respective counsel shall have received an original executed copy of the favorable written opinion of Brown Rudnick LLP, counsel for the Credit Parties, dated as of the Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders as of the Amendment Effective Date after giving effect to this Amendment (and each Credit Party hereby instructs such counsel to deliver such opinion to the Administrative Agent and such Lenders);

(iii) the Administrative Agent shall have received (i) a copy of each Organizational Document of each Credit Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, or, if reasonably acceptable to the Administrative Agent, a certification by an Authorized Officer that the applicable Organizational Documents delivered in connection with the Closing Date, remain in full force and effect and have not been amended, modified, revoked or rescinded since the Closing Date, as applicable, (ii) signature and incumbency certificates of the officers or directors of each Credit Party executing this Amendment, substantially in the form of the closing certificates delivered on the Closing Date, (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and, to the extent required in any jurisdiction, resolutions of the meeting of shareholders of a Credit Party, in each case authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment Effective Date by a director, its secretary, an assistant secretary as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept is applicable in the relevant jurisdiction) from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation;

(iv) the representations and warranties of the Credit Parties set forth in Section 4 hereof shall be true and correct in all material respects as of the Amendment Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), and the Administrative Agent shall have received a certificate, dated

4

as of the Amendment Effective Date of the Borrower, confirming the accuracy thereof, which shall be in form and substance reasonably satisfactory to Administrative Agent;

(v) the Borrower shall have paid all fees and other amounts due and payable to GS Bank, J.P. Morgan Securities LLC (“JPMS”), Citigroup Global Markets Inc. (“CGMI”), Merrill Lynch Pierce Fenner & Smith Incorporated (“MLPFS”) as joint lead arrangers, bookrunners and co-syndication agent (in such capacities, the “Lead Arrangers”), Fifth Third Bank as documentation agent and the Administrative Agent in connection with this Amendment, including reimbursement or payment of reasonable costs and expenses actually incurred by the Lead Arrangers or the Administrative Agent in connection with this Amendment, including the reasonable fees, expenses and disbursements of counsel for the Lead Arrangers and the Administrative Agent, in each case, to the extent that Borrower has received a reasonably detailed invoice for such costs and expenses prior to the Amendment Effective Date;

(vi) concurrently with the making of the Refinancing Tranche A Term Loans and making the Refinancing Revolving Commitments available hereunder, (a) the entire aggregate principal amount of the Existing Tranche A Term Loans and (b) all accrued interest, fees and other amounts (including any amounts due pursuant to Section 2.18 of the Credit Agreement) accrued prior to the Amendment Effective Date in connection therewith and in connection with the Existing Revolving Commitments shall have been paid (or, in the case of principal, deemed paid pursuant to this Amendment) in full and all Interest Periods in respect of thereof shall have been terminated; and

(vii) the Borrower shall have delivered a Funding Notice with respect to the Refinancing Tranche A Term Loans, notice of prepayment with respect to the Existing Tranche A Term Loans and notice of termination with respect to the Existing Revolving Commitments.

(b) The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the Amendment Effective Date shall not occur if each of the conditions set forth or referred to in this Section 5 has not been satisfied or waived in accordance with Section 10.05 of the Credit Agreement at or prior to 5:00 p.m., New York City time, on March 20, 2013 (it being understood that any such failure of the Amendment Effective Date to occur by such date will not affect any rights or obligations of any Person under the existing Credit Agreement).

SECTION 6. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the existing Credit Agreement or any other Credit

5

Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(b) From and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 7. Reaffirmation. Notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, (i) each Credit Party acknowledges and agrees that, (A) each Credit Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (B) the Collateral Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations (as defined in the Pledge and Security Agreement) on the terms and conditions set forth in the Collateral Documents, and hereby ratifies the security interests granted by it pursuant to the Collateral Documents and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guaranty with respect to all of the Guaranteed Obligations.

SECTION 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its actual and reasonable costs and expenses in connection with this Amendment to the extent required pursuant to Section 10.02 of the Credit Agreement.

SECTION 10. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

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SECTION 11. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 12. Notes. Each Lender agrees to return any Revolving Loan Note evidencing its Existing Revolving Commitment, which are terminated in accordance with the provisions hereof, within 30 days after the Amendment Effective Date or such longer time as may be agreed by the Borrower.

SECTION 13. Mortgage Amendments. The Borrower and each applicable Guarantor shall deliver to the Administrative Agent within 45 days after the Amendment Effective Date, or such longer time as may be agreed by the Administrative Agent, an amendment to each Mortgage giving effect to this Amendment, in proper form for recording in all appropriate places in all applicable jurisdictions, together with such title reports and other documents relating to the Mortgages (excluding Title Policy endorsements) as are reasonably requested by the Administrative Agent.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLOGIC, INC., as Borrower

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Treasurer and Assistant Secretary

BIOLUCENT, LLC, as Guarantor

By:	Hologic, Inc.,
Its Sole Member and Manager

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Treasurer and Assistant Secretary

CRUISER, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Amendment]

CYTYC CORPORATION, as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC DEVELOPMENT COMPANY LLC, as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC INTERIM, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC INTERNATIONAL, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Amendment]

CYTYC LIMITED LIABILITY COMPANY, as Guarantor

By:	Cytyc Corporation, Its Sole Member

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC PRENATAL PRODUCTS CORP., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC SURGICAL PRODUCTS II, LIMITED PARTNERSHIP, as Guarantor

By:	Cytyc Corporation, Its General Partner

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Amendment]

CYTYC SURGICAL PRODUCTS III, LLC, as Guarantor

By:	Cytyc Corporation, Its sole Manager

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC SURGICAL PRODUCTS, LIMITED PARTNERSHIP, as Guarantor

By:	Cytyc Corporation, Its General Partner

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

DIRECT RADIOGRAPHY CORP., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Amendment]

HOLOGIC LIMITED PARTNERSHIP, as Guarantor

By:	Cytyc Corporation, Its General Partner

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

INTERLACE MEDICAL, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

SENTINELLE MEDICAL USA INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

SUROS SURGICAL SYSTEMS, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Amendment]

SST MERGER CORP., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

THIRD WAVE AGBIO, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

THIRD WAVE TECHNOLOGIES, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE SALES & SERVICE, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Amendment]

GEN-PROBE INTERNATIONAL, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE PRODESSE, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE INCORPORATED, as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Amendment]

GEN-PROBE HOLDINGS, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE TRANSPLANT DIAGNOSTICS, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE GTI DIAGNOSTICS HOLDING COMPANY, as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE GTI DIAGNOSTICS, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Amendment]

GOLDMAN SACHS BANK USA as Administrative Agent and the Refinancing Term Lender

By:	/s/ Gabriel Jacobson
	Name:	Gabriel Jacobson
	Title	Authorized Signatory

[Signature Page to Amendment]

GOLDMAN SACHS BANK USA, as Swing Line Lender

By:	/s/ Gabriel Jacobson
	Name:	Gabriel Jacobson
	Title	Authorized Signatory

[Signature page to Amendment]

JPMorgan Chase Bank, N.A. as Lender and Issuing Bank

By:	/s/ Daglas Panchal
	Name:	Daglas Panchal
	Title:	Vice President

[Signature page to Amendment]

Exhibit A

[Amendments to Credit Agreement attached]

Conformed copy reflecting

Amendment dated as of March 20, 2013

CREDIT AND GUARANTY AGREEMENT

dated as of August 1, 2012

among

HOLOGIC, INC.,

CERTAIN SUBSIDIARIES OF HOLOGIC, INC.,

as Guarantors,

VARIOUS LENDERS,

GOLDMAN SACHS BANK USA,

J.P. MORGAN SECURITIES LLC and

CITIGROUP GLOBAL MARKETS INC.

as Joint Lead Arrangers and Joint Lead Bookrunners,

J.P. MORGAN SECURITIES LLC and

CITIGROUP GLOBAL MARKETS INC.

as Co-Syndication Agents,

GOLDMAN SACHS BANK USA

as Administrative Agent and Collateral Agent,

and

DNB BANK ASA,

THE BANK OF TOKYO-MITSUBISHI UFJ LTD. and

FIFTH THIRD BANK

as Co-Documentation Agents

$2,800,000,000 Senior Secured Credit Facilities

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions.	2
Section 1.02. Accounting Terms.	~~62~~66
Section 1.03. Interpretation, Etc.	~~63~~67
Section 1.04. Letter of Credit Amounts.	~~63~~67
Section 1.05. Pro forma Calculations.	~~63~~67

ARTICLE 2
LOANS AND LETTERS OF CREDIT

Section 2.01. Term Loans.	~~64~~69
Section 2.02. Revolving Loans.	~~65~~70
Section 2.03. Swing Line Loans.	~~67~~71
Section 2.04. Issuance of Letters of Credit and Purchase of Participations Therein.	~~70~~74
Section 2.05. Pro Rata Shares; Availability of Funds.	~~76~~81
Section 2.06. Use of Proceeds.	~~77~~82
Section 2.07. Evidence of Debt; Register; Notes.	~~77~~82
Section 2.08. Interest on Loans.	~~78~~83
Section 2.09. Conversion/Continuation.	~~81~~86
Section 2.10. Default Interest.	~~81~~86
Section 2.11. Fees.	~~82~~87
Section 2.12. Scheduled Payments/Commitment Reductions.	~~83~~88
Section 2.13. Voluntary Prepayments/Commitment Reductions.	~~85~~90
Section 2.14. Mandatory Prepayments/Commitment Reductions.	~~87~~92
Section 2.15. Application of Prepayments/Reductions.	~~89~~94
Section 2.16. General Provisions Regarding Payments.	~~91~~96
Section 2.17. Ratable Sharing.	~~92~~98
Section 2.18. Making or Maintaining Eurodollar Rate Loans.	~~93~~99
Section 2.19. Increased Costs; Capital Adequacy.	~~96~~101
Section 2.20. Taxes; Withholding, ~~etc~~Etc.	~~97~~103
Section 2.21. Obligation to Mitigate.	~~102~~107
Section 2.22. Defaulting Lenders.	~~102~~108
Section 2.23. Removal or Replacement of a Lender.	~~106~~112
Section 2.24. Incremental Facilities	~~108~~114
Section 2.25. Extensions of Loans	~~111~~117
Section 2.26. Refinancing Amendments.	~~115~~121

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ARTICLE 3
CONDITIONS PRECEDENT

Section 3.01. Closing Date.	~~117~~124
Section 3.02. Conditions to Each Credit Extension.	~~124~~130

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.01. Organization; Requisite Power and Authority; Qualification.	~~125~~132
Section 4.02. Equity Interests and Ownership.	~~126~~132
Section 4.03. Due Authorization.	~~126~~133
Section 4.04. No Conflict.	~~126~~133
Section 4.05. Governmental Consents.	~~127~~133
Section 4.06. Binding Obligation.	~~127~~134
Section 4.07. Historical Financial Statements.	~~127~~134
Section 4.08. Projections.	~~127~~134
Section 4.09. No Material Adverse Change.	~~128~~134
Section 4.10. No Restricted Junior Payments.	~~128~~135
Section 4.11. Adverse Proceedings, ~~etc~~Etc.	~~128~~135
Section 4.12. Payment of Taxes.	~~128~~135
Section 4.13. Properties.	~~128~~135
Section 4.14. Environmental Matters.	~~130~~137
Section 4.15. No Defaults.	~~130~~137
Section 4.16. Material Contracts.	~~130~~137
Section 4.17. Governmental Regulation.	~~131~~138
Section 4.18. Margin Stock.	~~131~~138
Section 4.19. Employee Matters.	~~131~~138
Section 4.20. Employee Benefit Plans.	~~131~~138
Section 4.21. Certain Fees.	~~132~~139
Section 4.22. Solvency.	~~133~~140
Section 4.23. Related Agreements.	~~133~~140
Section 4.24. Compliance with Statutes, ~~etc~~Etc.	~~133~~140
Section 4.25. Disclosure.	~~133~~140
Section 4.26. Senior Indebtedness.	~~133~~140
Section 4.27. PATRIOT Act; Sanctioned Persons.	~~134~~141
Section 4.28. Use of Proceeds.	~~134~~141
Section 4.29. Security Documents.	~~134~~141

ARTICLE 5
AFFIRMATIVE COVENANTS

Section 5.01. Financial Statements and Other Reports.	~~136~~143
Section 5.02. Existence.	~~140~~147

Section 5.03. Payment of Taxes and Claims.	~~140~~148
Section 5.04. Maintenance of Properties.	~~141~~148
Section 5.05. Insurance.	~~141~~148
Section 5.06. Books and Records; Inspections.	~~142~~149
Section 5.07. Lenders Meetings.	~~142~~149
Section 5.08. Compliance with Laws.	~~142~~150
Section 5.09. Environmental Matters.	~~143~~150
Section 5.10. Subsidiaries.	~~144~~152
Section 5.11. Additional Material Real Estate Assets.	~~145~~153
Section 5.12. Further Assurances.	~~146~~153
Section 5.13. Miscellaneous Covenants.	~~147~~154

ARTICLE 6
NEGATIVE COVENANTS

Section 6.01. Indebtedness.	~~147~~155
Section 6.02. Liens.	~~151~~159
Section 6.03. No Further Negative Pledges.	~~155~~163
Section 6.04. Restricted Junior Payments.	~~156~~164
Section 6.05. Restrictions on Subsidiary Distributions.	~~157~~165
Section 6.06. Investments.	~~158~~166
Section 6.07. Financial Covenants.	~~160~~169
Section 6.08. Fundamental Changes; Disposition of Assets; Acquisitions.	~~161~~170
Section 6.09. Sales and Leasebacks.	~~165~~173
Section 6.10. Transactions with Shareholders and Affiliates.	~~165~~174
Section 6.11. Conduct of Business.	~~167~~175
Section 6.12. Amendments or Waivers of Organizational Documents and Certain Related Agreements.	~~167~~176
Section 6.13. Amendments or Waivers with Respect to Junior Financing.	~~167~~176
Section 6.14. Fiscal Year.	~~168~~176
Section 6.15. Massachusetts Securities Corporation.	~~168~~176

ARTICLE 7
GUARANTY

Section 7.01. Guaranty of the Obligations.	~~168~~177
Section 7.02. Contribution by Guarantors.	~~168~~177
Section 7.03. Payment by Guarantors.	~~169~~178
Section 7.04. Liability of Guarantors Absolute.	~~170~~178
Section 7.05. Waivers by Guarantors.	~~172~~181
Section 7.06. Guarantors’ Rights of Subrogation, Contribution, ~~etc~~Etc.	~~173~~182
Section 7.07. Subordination of Other Obligations.	~~174~~182
Section 7.08. Continuing Guaranty.	~~174~~183

Section 7.09. Authority of Guarantors or Borrower.	~~174~~183
Section 7.10. Financial Condition of Borrower.	~~174~~183
Section 7.11. Bankruptcy, ~~etc~~Etc.	~~174~~183
Section 7.12. Discharge of Guaranty Upon Sale of Guarantor.	~~175~~184
Section 7.13. Keepwell	184

ARTICLE 8
EVENTS OF DEFAULT

Section 8.01. Events of Default.	~~176~~185

ARTICLE 9
AGENTS

Section 9.01. Appointment of Agents.	~~179~~189
Section 9.02. Powers and Duties.	~~180~~189
Section 9.03. General Immunity.	~~180~~190
Section 9.04. Agents Entitled to Act as Lender.	~~182~~191
Section 9.05. Lenders’ Representations, Warranties and Acknowledgment.	~~182~~192
Section 9.06. Right to Indemnity.	~~183~~192
Section 9.07. Successor Administrative Agent, Collateral Agent and Swing Line Lender.	~~184~~193
Section 9.08. Collateral Documents and Guaranty.	~~186~~195
Section 9.09. Withholding Taxes.	~~187~~197
Section 9.10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.	~~188~~197

ARTICLE 10
MISCELLANEOUS

Section 10.01. Notices.	~~189~~199
Section 10.02. Expenses.	~~191~~201
Section 10.03. Indemnity.	~~192~~202
Section 10.04. Set-off.	~~193~~203
Section 10.05. Amendments and Waivers.	~~194~~204
Section 10.06. Successors and Assigns; Participations.	~~197~~207
Section 10.07. Independence of Covenants.	~~203~~213
Section 10.08. Survival of Representations, Warranties and Agreements.	~~203~~213
Section 10.09. No Waiver; Remedies Cumulative.	~~203~~214
Section 10.10. Marshalling; Payments Set Aside.	~~204~~214
Section 10.11. Severability.	~~204~~214
Section 10.12. Obligations Several; Independent Nature of Lenders’ Rights.	~~204~~214
Section 10.13. Headings.	~~205~~215

Section 10.14. APPLICABLE LAW.	~~205~~215
Section 10.15. CONSENT TO JURISDICTION.	~~205~~215
Section 10.16. WAIVER OF JURY TRIAL.	~~206~~216
Section 10.17. Confidentiality.	~~206~~217
Section 10.18. Usury Savings Clause.	~~207~~218
Section 10.19. Counterparts.	~~208~~218
Section 10.20. Effectiveness; Entire Agreement.	~~208~~218
Section 10.21. PATRIOT Act.	~~208~~219
Section 10.22. Electronic Execution of Assignments.	~~208~~219
Section 10.23. No Fiduciary Duty.	~~209~~219

APPENDICES

A-1	Initial Tranche A Term Loan Commitments
A-2	Tranche B Term Loan Commitments
A-3	Revolving Commitments
B	Notice Addresses

SCHEDULES

1.1A	Asset Sales
1.1B	Closing Date Mortgaged Properties
1.1C	Immaterial Domestic Subsidiaries
1.1D	Existing Letters of Credit
1.1E	Acquired Business Non-Core Assets
4.01	Jurisdictions of Organization and Qualification, Capital Structure
4.02	Equity Interests and Ownership
4.11	Adverse Proceedings
4.13(b)	Real Estate Assets
4.13(c)	Intellectual Property Litigation
4.16	Material Contracts
4.24	Compliance with Statutes
5.12(c)	Post-Closing Actions
6.01	Certain Indebtedness
6.02	Certain Liens
6.03	Negative Pledges
6.04	Certain Restricted Payments
6.05	Certain Restrictions on Subsidiary Distributions
6.06(k)	Certain Investments
6.09	Sale and Leasebacks
6.10	Certain Affiliate Transactions

v

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT dated as of August 1, 2012, is entered into by and among HOLOGIC, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS BANK USA (“Goldman Sachs”), J.P. MORGAN SECURITIES LLC (“JPMS”) and CITIGROUP GLOBAL MARKETS INC. (“Citi”), as joint lead arrangers and joint lead bookrunners (in such capacities, the “Lead Arrangers”), JPMS and Citi, as co-syndication agents (in such capacities, the “Co-Syndication Agents”), DNB Bank ASA, The Bank of Tokyo-Mitsubishi UFJ Ltd. and Fifth Third Bank, as co-documentation agents (in such capacities, the “Co-Documentation Agents”) and Goldman Sachs, as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as collateral agent (together with its permitted successors in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, capitalized terms used and not defined in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, Lenders have agreed to extend certain credit facilities to the Borrower, in an aggregate principal amount not to exceed $2,800,000,000, consisting of (i) $1,000,000,000 aggregate principal amount of Initial Tranche A Term Loans and $1,500,000,000 aggregate principal amount of Tranche B Term Loans the proceeds of which (a) will be used to fund the Acquisition (including the Refinancing and paying fees, commissions and expenses in connection with the Acquisition) and (b) may be used to repurchase or redeem the Convertible Notes and (ii) $300,000,000 aggregate principal amount of Revolving Commitments, the proceeds of which may be used (a) to purchase, repurchase or redeem the Convertible Notes, (b) for capital expenditures permitted hereunder and Permitted Acquisitions, (c) to provide for the ongoing working capital requirements of the Borrower following the Acquisition and (d) for general corporate purposes;

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Equity Interests of certain of its Domestic Subsidiaries and 65% of all the Equity Interests of certain of its First-Tier Foreign Subsidiaries and all of its intercompany Indebtedness;

Permitted Acquisition, as applicable, and were not acquired in contemplation thereof.

“Acquisition” means the acquisition by the Borrower of 100% of the Equity Interests of the Acquired Business through the merger of Merger Sub with and into the Acquired Business with the Acquired Business continuing as the surviving corporation in accordance with the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger (together with all exhibits and schedules thereto) dated as of April 29, 2012, among the Borrower, the Acquired Business and Merger Sub to consummate the Acquisition and the other transactions described therein or related thereto.

“Acquisition Agreement Representations” means such of the representations made by or with respect to the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders and the Commitment Parties (but only to the extent that the Borrower or its Affiliates have the right not to consummate the Acquisition, or to terminate their obligations (or otherwise do not have an obligation to close), under the Acquisition Agreement as a result of a failure of such representations in the Acquisition Agreement to be true and correct).

“Additional Lender” as defined in Section 2.26.

“Adjusted Consolidated Cash Interest Expense” means for any period, the Adjusted Consolidated Interest Expense for such period, excluding any amount not payable in Cash, original issue discount and other imputed non-cash interest charges relating to the Convertible Notes or any other Indebtedness now or hereafter outstanding.

“Adjusted Consolidated Interest Expense” means for any period, total interest expense in accordance with GAAP (including that portion attributable to Capital Leases in accordance with GAAP, capitalized interest, amortization of deferred financing fees and amortization in relation to terminated Hedge Agreements) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under Interest Rate Agreements, capitalized interest and the interest component of all Attributable Receivables Indebtedness.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (or the successor thereto if the

British Bankers Association is no longer making a LIBOR rate available) (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England, time) on such Interest Rate Determination Date, (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate (or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England, time) on such Interest Rate Determination Date or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by JPMorgan Chase Bank N.A. for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England, time) on such Interest Rate Determination Date by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided that with respect to the Tranche B Term Loans, the Adjusted Eurodollar Rate shall not be less than 1.00% per annum.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Authorized Officer of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For the avoidance of doubt, none of the Agents or their respective lending affiliates (in each case in their capacity as such) shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries.

“Affiliate Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Annex C to Exhibit K, with such amendments or modifications as may be approved by the Administrative Agent.

“Agent” means each of the Administrative Agent, the Co-Syndication Agents, the Collateral Agent, the Lead Arrangers, the Co-Documentation Agents and any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including, without limitation, any Auction Manager.

“Agent Affiliates” as defined in Section 10.01(b)(iii).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.02.

“Agreed Currency” means Dollars, Euro, Pounds Sterling and such other currencies as are acceptable to the Issuing Bank and Administrative Agent in their sole discretion.

“Agreement” means this Credit and Guaranty Agreement dated as of August 1, 2012, as it may be refinanced, amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Amendment Effective Date” as defined in the First Amendment.

“Applicable Date” as defined in Section 2.18(b).

“Applicable Margin” and “Applicable Revolving Commitment Fee Percentage” mean (i) with respect to Revolving Loans and Tranche A Term Loans that are Eurodollar Rate Loans and the Applicable Revolving Commitment Fee Percentage, (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the second full Fiscal Quarter after the Closing Date, a percentage, per annum, determined by reference to Tier 1 in the following table and (b) thereafter, a percentage, per annum, determined by reference to the Total Net Leverage Ratio in effect from time to time as set forth below:

Tier	Total Net Leverage Ratio	Applicable Margin	Applicable Revolving Commitment Fee Percentage
Tier 1	>4.00:1.00	3.00%	0.500%
Tier 2	≤4.00:1.00	2.75%	0.500%
	>3.00:1.00
Tier 3	≤3.00:1.00	2.50%	0.375%

; provided that from and after the Amendment Effective Date, the following levels shall apply:

Tier	Total Net Leverage Ratio	Applicable Margin	Applicable Revolving Commitment Fee Percentage
Tier 1	>4.00:1.00	2.00%	0.500%
Tier 2	≤4.00:1.00	1.75%	0.500%
	>3.00:1.00
Tier 3	≤3.00:1.00	1.50%	0.375%

; and (ii) with respect to Swing Line Loans, Revolving Loans and Tranche A Term Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin or the Applicable Revolving Commitment Fee Percentage (with the exception of the changes to the Applicable Margin made pursuant to the First Amendment which shall become effective on the Amendment Effective Date) shall be effective until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.01(c) calculating the Total Net Leverage Ratio. At any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(c), the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined by reference to Tier 1 in the above table. Within one (1) Business Day after receipt of the applicable information under Section 5.01(c), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin and the Applicable Revolving Commitment Fee Percentage in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.01 is shown to be inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable)), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to Administrative Agent a correct

“Asset Sale” means a sale or lease (as lessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor), transfer or other Disposition to, or any exchange of property with, any Person (other than the Borrower or any Guarantor), in one transaction or a series of transactions, of all or any part of the Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Equity Interests of any of the Borrower’s Subsidiaries, other than (i) inventory (or other tangible or intangible assets) sold, assigned, leased or licensed out in the ordinary course of business (excluding any such sales, assignments, leases or licenses out by operations or divisions discontinued or to be discontinued), (ii) sales of other assets the proceeds of which are (x) less than $25,000,000 with respect to any transaction or series of related transactions and (y) when aggregated with the proceeds of all other such sales during the same Fiscal Year, less than the sum of (A) $50,000,000 and (B) an amount equal to the lesser of (1) any unused portion of the basket provided for in this clause (y) from the immediately prior Fiscal Year and (2) $50,000,000, (iii) the transactions listed on Schedule 1.1A, (iv) the Borrower’s or a Subsidiary’s exercise of its rights and remedies with respect to, and/or the sale, assignment, license or other Disposition (including following the exercise of such rights and remedies) of, any Makena Products and Interests, (v) Permitted Licenses, (vi) the sale or other Disposition of Acquired Non-Investment-Grade Securities owned by the Acquired Business or any of its Subsidiaries at the time of the Acquisition, Investment Grade Securities and Cash Equivalents in exchange for Cash; provided that with respect to such Acquired Non-Investment-Grade Securities, such sale or other Disposition occurs not later than one year following the Closing Date, (vii) the sale, assignment, lease or license of any Discontinued Real Property, (viii) the surrender or waiver of contract rights on the settlement, release or surrender of contract, tort or other claims and (ix) the sale or other Disposition of Acquired Business Non-Core Assets, the proceeds of which are applied to (x) fund the Convertible Note Payment Reserve (to the extent permitted under the definition thereof) and/or (y) purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.

“Assignment Effective Date” as defined in Section 10.06(b).

“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, constitutes the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such

Loans: (a) Tranche A Term Loans, (b) Tranche B Term Loans, (c) Revolving Loans (including Swing Line Loans) and (d) each Series of New Term Loans.

“Closing Date” means ~~the date on which the conditions precedent set forth in Section 3.01 are satisfied or waived in accordance with the terms hereof~~August 1, 2012.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Mortgaged Property” as defined in Section 3.01(h)(i).

“Co-Development Agreement” means an agreement between the Borrower or any Subsidiary and a third party (excluding, for the avoidance of doubt, any joint venture or Subsidiary) which primarily relates to the co-development or joint development of Intellectual Property, and which does not materially interfere with the conduct of the Borrower’s or any of its Subsidiaries’ business as conducted on the Closing Date (or as permitted by Section 6.11) or materially detract from the value thereof.

“Co-Documentation Agents” as defined in the preamble hereto.

“Co-Syndication Agents” as defined in the preamble hereto.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, the Collateral Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Questionnaire” means a certificate in form reasonably satisfactory to the Collateral Agent that provides information with respect to the real, personal or mixed property of each Credit Party.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commitment Letter” as defined in Section 10.20.

“Commitment Party” means each of Goldman Sachs, Goldman Sachs Lending Partners LLC, JPMS, JPMorgan Chase Bank N.A. and Citi, each in its capacity as a party to the Commitment Letter.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, the Consolidated Net Income of the Borrower and its Subsidiaries for such period plus, without duplication and (except with respect to paragraph (k) below) to the extent reducing net income (and not excluded in determining Consolidated Net Income) for such period, the sum of:

(a) any expense and provision for taxes, paid or accrued,

(b) Adjusted Consolidated Interest Expense milestone payments in connection with any investment or series of related investments and costs of surety bonds in connection with financing activities,

(c) Consolidated Depreciation and Amortization Expense,

(d) any non-cash charges and non-cash revenue loss recorded in respect of purchase accounting (including, but not limited, to revenue not recognized as a result of the write-up of accounts receivable), and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations,

(e) any other non-cash charges (including, without limitation, incurred pursuant to any equity incentive plan or award or arising from any impairment of intangible assets or goodwill, but excluding any such non-cash charge to the extent that it represents an accrual or reserve for cash expenses in any future period, an amortization of a prepaid cash expense that was paid in a prior prepayments of Swing Line Loans and Revolving Loans, (y) all prepayments in respect of any revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (z) all prepayments of Junior Financing, (F) the amount related to items that were added back or excluded (with the result that Consolidated Adjusted EBITDA was increased) hereunder in calculating Consolidated Adjusted EBITDA to the extent either (1) such items represent cash payments made by the Borrower or any Subsidiary (which had not reduced Consolidated Excess Cash Flow upon the accrual thereof in a prior fiscal year), including, without limitation cash losses excluded from Consolidated Net Income pursuant to clause (h) of the definition thereof or (2) such items do not represent cash received by the Borrower or any Subsidiary, (G) to the extent not expensed during such period, the aggregate amount of costs, fees and expenses in connection with the consummation of the Acquisition, or any Prior Acquisition, Permitted Acquisition, permitted Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or other modification of any Indebtedness (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed), (H) payments made with respect to Adverse Proceedings listed on Schedule 4.11, (I) amounts used to fund the Convertible Note Repayment Reserve to the extent permitted under the definition thereof and (J) without duplication of amounts deducted pursuant to clause (b)(I) above in a prior period that were applied to Convertible Note Repayment Obligations or to purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y), the aggregate amount applied to (x) Convertible Note Repayment Obligations or (y) purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y), in each case in such period; plus

(c) amounts deducted pursuant to clause (b)(I) above in a prior period to the extent not applied to the Convertible Note Repayment Obligations or to purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y) within the applicable time period specified in the definition of Convertible Note Repayment Reserve;

provided that, for the purpose of calculating Consolidated Net Income or Consolidated Adjusted EBITDA included in the definition of Consolidated Excess Cash Flow in connection with any Pro Forma Transaction or the Acquisition, the income (or loss) of any Person or business accrued prior to the date it becomes a Subsidiary of the Borrower shall not be included.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt less (b) the aggregate amount (not to exceed $250,000,000) of Qualified Cash as of such date.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period,

Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.02.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Convertible Note Put Date” means with respect to each series of Convertible Notes, a date on which holders thereof may require the Borrower to repurchase such Convertible Notes under the terms thereof.

“Convertible Note Repayment Event” means (i) the repurchase of Convertible Notes by the Borrower upon the exercise of the holder’s right to require the Borrower to repurchase its Convertible Notes, (ii) the redemption of Convertible Notes by the Borrower upon the exercise of the Borrower’s option to call or otherwise redeem such Convertible Notes from the holder thereof, (iii) the election by the Borrower to make a net share settlement payment in cash (rather than Equity Interests) following the conversion of any Convertible Notes into Equity Interests by the holder thereof or (iv) the exchange of Convertible Notes by the Borrower in connection with a Permitted Refinancing, in each case in accordance with the terms of the applicable Convertible Notes.

“Convertible Note Repayment Obligations” means any cash payment paid by the Borrower or any of its Subsidiaries (i) to a holder of a Convertible Note upon the occurrence of a Convertible Note Repayment Event other than an event set forth in clause (iv) of the definition thereof or (ii) on account of any recapture taxes (or any other applicable taxes) due by the Borrower or any of its Subsidiaries in respect thereto, in each case, in connection with the redemption, repayment, repurchase, conversion or exchange thereof upon a Convertible Note Repayment Event.

“Convertible Note Repayment Reserve” means, with respect to each series of Convertible Notes, cash reserves established by the Borrower, in its discretion, to fund future Convertible Note Repayment Obligations in an amount not to exceed the Convertible Note Repayment Obligation which the Borrower in its good faith, reasonable judgment believes it will incur in connection with the next scheduled Convertible Note Put Date, which reserve the Borrower may begin to fund (x) on the Closing Date, with respect to the 2007 Convertible Notes and (y) twelve (12) months immediately preceding the next scheduled Convertible Note Put Date in respect of each other series of Convertible Notes. The Convertible Note Repayment Reserve (x) shall be invested in Cash or Cash Equivalents held in a general (i.e., non-escrow) deposit account of the Borrower and (y) for the avoidance of doubt may be applied to purchase or repurchase of Convertible Notes pursuant to Section 6.04(c)(y).

“Convertible Notes” means (i) the 2.00% Convertible Senior Notes due 2037 issued by the Borrower pursuant to the Base Indenture and that certain First Supplemental Indenture dated as of December 10, 2007, by and between Wilmington Trust Company, as trustee, and the Borrower (the “2007 Notes”), (ii) the 2.00% Convertible Exchange Senior Notes due 2037, issued by the Borrower pursuant to the Base Indenture and that certain Second Supplemental Indenture dated as of November 23, 2010, by and between Wilmington Trust Company, as trustee, and the Borrower, (iii) the 2.00% Convertible Senior Notes due 2042, issued by the Borrower pursuant to the Base Indenture and that certain Third Supplemental Indenture dated as of March 5, 2012, by and between Wilmington Trust Company, as trustee, and the Borrower ~~and~~, (iv) the 2.00% Convertible Senior Notes due 2043 issued by the Borrower pursuant to the Base Indenture and that certain Fourth Supplemental Indenture dated as of February 21, 2013 by and between Wilmington Trust Company, as trustee, and the Borrower and (v) any other series of convertible notes which may be issued in a Permitted Refinancing of such Convertible Notes (including an exchange therefor).

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Agreement Refinancing Indebtedness” as defined in Section 2.26(a).

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by the Borrower in favor of the Issuing Bank relating to Letters of Credit, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent, the Issuing Bank or any Lender in connection herewith on or after the Closing Date.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means each Person (other than any Agent, the Issuing Bank or any Lender or any other representative thereof) from time to time party to a Credit Document.

their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l) or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code; or (xii) the occurrence of a Foreign Benefit Event.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) (after giving effect effect to any keepwell, guaranty or other support agreement) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

year-end adjustments, and, with respect to quarterly financial statements, absence of footnotes.

“First Amendment” means Refinancing Amendment No. 1 to this Agreement dated as of March 20, 2013.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary, the Equity Interests of which are directly owned by a Domestic Subsidiary that is not a Subsidiary of a Foreign Subsidiary.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on the last Saturday of September of each calendar year.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from a governmental authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a governmental authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such imposed on, incurred by or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the Commitment Letter (and any related fee or engagement letter delivered by any Agent or any Lender to the Borrower with respect to the transactions contemplated by this Agreement); or (iii) any Environmental Claim, Environmental Law, Hazardous Material or any Hazardous Materials Activity relating to or arising from, directly or indirectly, the Borrower, any of its Subsidiaries or any of their respective predecessors or any past or present activity, operation, property or practice of the Borrower, any of its Subsidiaries or any of their respective predecessors.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 10.03.

“Initial Tranche A Term Loans” means all Tranche A Term Loans outstanding on the Amendment Effective Date immediately prior to the effectiveness of the First Amendment.

“Installment” means a Tranche A Installment, a Tranche B Installment or a scheduled repayment of principal of New Term Loans, if any, pursuant to the proviso to Section 2.12(b), as the case may be.

“Institutional Incremental Term Facility” means a term Incremental Facility that is an Institutional Term Facility.

“Institutional Term Facility” means a term loan facility of the type marketed primarily to institutional term loan lenders (as opposed to commercial banks) in the primary syndication thereof (including, for the avoidance of doubt, the Tranche B Term Facility).

“Intellectual Property” has the meaning assigned to that term in the Pledge and Security Agreement.

become an Issuing Bank pursuant to Section 2.04(h), with respect to Letters of Credit issued by such Lender.

“Joinder Agreement” means an agreement substantially in the form of Exhibit J.

“JPMS” as defined in the preamble hereto.

“Junior Financing” means any unsecured indebtedness issued pursuant to and in accordance with Section 6.01(k), the Convertible Notes, the Senior Notes, Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt and any Permitted Incremental Equivalent Debt (other than Indebtedness secured as contemplated by clause (i)(A) of the proviso to the definition thereof).

“KV” means KV Pharmaceutical Company.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any New Revolving Loan Commitments, New Term Loan Commitments, New Revolving Loans or New Term Loans, in each case as extended in accordance with this Agreement from time to time.

“Lead Arrangers” as defined in the preamble hereto.

“Lender” means each financial institution listed on the signature pages hereto or to the First Amendment as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement. For the avoidance of doubt, the “Swing Line Lender” shall be a “Lender” for purposes of this Agreement.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Hedge Agreement (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be an Agent or a Lender, as the case may be).

“Letter of Credit” means (i) a commercial or standby letter of credit issued or to be issued by the Issuing Bank pursuant to this Agreement and (ii) the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

“Letter of Credit Sublimit” means the lesser of (i) $80,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate Stated Amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (ii) the aggregate Dollar Equivalent of the amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by or on behalf of the Borrower.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Condition Acquisition” means any Permitted Acquisition which the Borrower or one or more of its Subsidiaries has contractually committed to consummate, the terms of which do not condition the Borrower’s or such Subsidiary’s, as applicable, obligation to close such Permitted Acquisition on the availability of third-party financing.

“Loan” means (i) a Tranche A Term Loan, (ii) a Tranche B Term Loan, (iii) a Revolving Loan, (iv) a Swing Line Loan or (v) a New Term Loan, as applicable.

“Makena” means the drug currently known as Makena.

“Makena Products and Interests” means Makena and shall also include (i) any contract rights, licensing rights or other Intellectual Property owned by the Borrower and/or its Subsidiaries in connection therewith, (ii) any other contractual obligations owed to the Borrower and/or its Subsidiaries by KV in connection with the foregoing, (iii) any Liens of the Borrower and/or its Subsidiaries on KV’s rights under such license agreement, and the Intellectual Property underlying Makena and other assets of KV securing such contractual obligations and (iv) any other rights and interests that the Borrower and/or its Subsidiaries may acquire in respect of Makena, including as a result of exercising its rights and remedies with respect to such Liens, licenses and contractual obligations.

“Margin Stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations,

result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans, Credit Agreement Refinancing Indebtedness, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or any Permitted Incremental Equivalent Debt to the extent secured) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) any professional fees actually incurred in connection therewith, including, without limitation, advisers, brokers, investment bankers, attorneys and accountants fees, (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale or any purchase price adjustment, deferred payment obligation, earn-out, contingent payment obligation of the Borrower or any Subsidiary in respect of any such Asset Sale and (e) reasonable reserves under GAAP for any facilities closings, severance or other restructuring expenses in connection with such Asset Sale; provided that the amount of any subsequent release or reduction of the reserves specified in clauses (d) and (e) above (other than in connection with a payment in respect of the applicable obligation or expense) shall be deemed to be Net Asset Sale Proceeds on the date of such release or reduction).

“Net Equity Proceeds” means an amount equal to any Cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, the Borrower or any of its Subsidiaries other than (i) pursuant to any employee, director or consultant stock or stock option compensation plan, (ii) pursuant to the Spread Overlay Agreements ~~or~~, (iii) Cash proceeds applied to purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y) or (iv) Cash proceeds applied to Convertible Note Repayment Obligations or to fund a Convertible Note Repayment Reserve as permitted hereunder, in each case net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses and underwriter, arranger and placement agent fees and expenses.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by the Borrower or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof, (b) any professional fees actually incurred in connection therewith, including, without limitation, advisers, brokers, any former Agent), Lenders or any of them and Lender Counterparties, to the extent arising under any Credit Document or Hedge Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise and (ii) all Cash Management Obligations (excluding, in the case of clauses (i) and (ii), the Excluded Swap Obligations).

“Obligee Guarantor” as defined in Section 7.07.

“Obligors” means, collectively, the Borrower and the Guarantors, and “Obligor” means any of them.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, any Credit Document, or having sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp, documentary, excise, property or other similar taxes, charges or levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document; except any such Taxes that are Other Connection Taxes relating to New Term Loan Commitments or New Term Loans of a particular Series, the percentage obtained by dividing (a) the New Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate New Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of (i) the Tranche A Term Loan Exposure, (ii) the Tranche B Term Loan Exposure, (iii) the Revolving Exposure and (iv) the New Term Loan Exposure of that Lender by (B) an amount equal to the sum of the aggregate Tranche A Term Loan Exposure, the aggregate Tranche B Term Loan Exposure, the aggregate Revolving Exposure and the aggregate New Term Loan Exposure of all Lenders.

“Projections” as defined in Section 4.08.

“Public Lenders” means Lenders that do not wish to receive Non-Public Information with respect to the Borrower, its Affiliates or its or their respective Securities.

“Qualified Cash” means unrestricted Cash or Cash Equivalents (including Cash or Cash Equivalents representing a Convertible Note Repayment Reserve) of the Credit Parties which Cash and Cash Equivalents are held in deposit and/or security accounts subject to a control agreement in favor of the Collateral Agent to the extent required by the Pledge and Security Agreement and not subject to any other Lien, claim or interest (other than Liens permitted pursuant to Section 6.02(a), 6.02(n)(A) (to the extent such Indebtedness is permitted by Section 6.01(d)), Section 6.02(n)(C)) or 6.02(z)).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell, support or other agreement under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to: (1) a Receivables Entity (in the case of a transfer by the Borrower or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with

“Requisite Lenders” means one or more Lenders having or holding (i) Tranche A Term Loan Exposure, (ii) Tranche B Term Loan Exposure, (iii) New Term Loan Exposure and/or (iv) Revolving Exposure, and representing more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) the aggregate Revolving Exposure of all Lenders and (iv) the aggregate New Term Loan Exposure of all Lenders; provided that the Exposure of any Defaulting Lender shall be disregarded in determining the Requisite Lenders at any time.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Subsidiaries (or any direct or indirect parent of the Borrower) now or hereafter outstanding, except a dividend payable solely in Equity Interests (other than Disqualified Equity Interests) of the Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries (or any direct or indirect parent of the Borrower) now or hereafter outstanding and (iv) any payment or prepayment of principal (other than regularly scheduled principal payments) or redemption, purchase or repurchase, retirement, defeasance (including in substance or legal defeasance), sinking fund, cash settlement or similar payment with respect to Junior Financing prior to the scheduled maturity thereof.

“Revaluation Date” means each of the following: (i) each date of issuance of any Letter of Credit, (ii) each date of any amendment of any Letter of Credit that has the effect of increasing the Stated Amount thereof and (iii) each date of any payment by the Issuing Bank under any Letter of Credit.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder, and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, as of the ~~Closing~~Amendment Effective Date is the amount set forth by such Lender’s name ~~on Appendix A-3~~under the caption “Refinancing Revolving Commitment” on Schedule 2 attached to ~~this Agreement~~the First Amendment or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the ~~Closing~~Amendment Effective Date is $300,000,000.

“Revolving Commitment Period” means the period from the ~~Closing~~Amendment Effective Date to, but excluding, the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) August 1, 2017, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.01.

“Revolving Exposure” means, with respect to any Lender, as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of the Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders) and (e) the aggregate amount of all participations by that Lender in any outstanding Swing Line Loans; provided that for purposes of Section 2.22(a)(iii)(y), “Revolving Exposure” shall, at all times, have the meaning set forth in clause (ii) above.

“Revolving Lender” means a Lender with a Revolving Commitment or an outstanding Revolving Loan.

“Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.02(a), Section 2.24 or Section 2.26.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-3, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“Sanctions” as defined in Section 4.27.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing

Unless otherwise specified, “Subsidiary” shall mean a Subsidiary of the Borrower.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (including without limitation any Hedge Agreement).

“Swing Line Lender” means Goldman Sachs, in its capacity as lender of Swing Line Loans hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by the Swing Line Lender to the Borrower pursuant to Section 2.03.

“Swing Line Note” means a promissory note in the form of Exhibit B-4, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $20,000,000 and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“TARGET Day” means any day on which the Trans-European Automated Realtime Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Tax” means any present or future tax, levy, impost, duty, assessment, fee, deduction or withholding (including backup withholding) or other charge imposed by any Governmental Authority, as well as any interest, addition to tax, or penalty applicable thereto.

“Term Loan” means a Tranche A Term Loan, a Tranche B Term Loan or a New Term Loan, as applicable.

“Term Loan Commitment” means the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the New Term Loan Commitment, as the case may be, of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Maturity Date” means the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date or the New Term Loan Maturity Date of any Series of New Term Loans, as applicable.

“Terminated Lender” as defined in Section 2.23.

“Test Period” as defined in Section 1.05(b).

“Title Policy” as defined in Section 3.01(h)(iii).

“Total Assets” means the total amount of all assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Borrower; provided that for purposes of determining the Immaterial Domestic Subsidiaries as of the Closing Date, Total Assets shall be calculated on a pro forma basis giving effect to the Acquisition.

“Total Net Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Net Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four (4)-Fiscal Quarter period ending on such date.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans and (iii) the Letter of Credit Usage.

“Tranche A Installment” as defined in Section 2.12(a).

“Tranche A Term Loan” means a Tranche A Term Loan made by a Lender to the Borrower pursuant to Section 2.01(a)(i).

“Tranche A Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche A Term Loan, and “Tranche A Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche A Term Loan Commitment, if any, as of the Amendment Effective Date is set forth ~~on Appendix A-~~under the caption “Refinancing Term Commitment” on Schedule 1 to the First Amendment or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche A Term Loan Commitments as of the ~~Closing~~Amendment Effective Date is $~~1,000,000,000~~975,000,000, which is equal to the aggregate principal amount of the Initial Tranche A Term Loans outstanding immediately prior to the effectiveness of the First Amendment.

“Tranche A Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loan of such Lender; provided, at any time prior to the

~~(a) Loan Commitments. Subject to the terms and conditions hereof,~~

~~(i) each Lender~~(a) Loan Commitments. (i) Subject to the terms and conditions of the First Amendment, each Refinancing Term Lender (as defined therein) severally agrees to make, on the ~~Closing~~Amendment Effective Date, a Tranche A Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche A Term Loan Commitment; and

(ii) subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Tranche B Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche B Term Loan Commitment.

The Borrower may make (x) only one borrowing under ~~each of the Tranche A Term Loan Commitments and~~ the Tranche B Term Loan Commitments which shall be on the Closing Date and (y) only one borrowing under the Tranche A Term Loan Commitments which shall be on the Amendment Effective Date. Any amounts borrowed under this Section 2.01(a) with respect to the Tranche A Term Loan and the Tranche B Term Loan and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche A Term Loans and the Tranche B Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, respectively. Each Lender’s (i) Tranche A Term Loan Commitment ~~and/or~~shall terminate immediately and without further action on the Amendment Effective Date, and (ii) Tranche B Term Loan Commitment shall terminate immediately and without further action on the Closing Date, in each case, upon and after giving effect to the funding of such Lender’s Tranche A Term Loan and/or Tranche B Term Loan on such date.

(b) Borrowing Mechanics for Initial Tranche A Term ~~Loans~~Loan and Tranche B Term Loan.

(i) The Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than (x) 10:00 a.m. (New York City time) on a date that is one Business Day prior to the Closing Date with respect to Base Rate Loans and (y) 10:00 a.m. (New York City time) on a date that is three Business Days prior to the Closing Date with respect to Eurodollar Rate Loans (or, in either case, such shorter period as may be acceptable to Administrative Agent). Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Initial Tranche A Term Loan and/or Tranche B Term Loan, as the case may be, available to the Administrative Agent not later than 12:00 noon (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the applicable Term Loans available to the Borrower on the Closing Date, by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

Section 2.02. Revolving Loans.

(a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to the Borrower in Dollars in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided that ~~(i)~~ after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect ~~and (ii) no Revolving Loans may be made on the Closing Date~~. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Except pursuant to Section 2.04(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) Subject to Section 3.02(b), whenever the Borrower desires that Lenders make Revolving Loans, the Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one (1) Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan.

Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Funding Notice from the Borrower.

(iv) Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent not later than 12:00 noon (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or such other account as may be designated in writing to the Administrative Agent by the Borrower.

Section 2.03. Swing Line Loans. (a) Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, the Swing Line Lender may, from time to time in its discretion, agree to make Swing Line Loans to the Borrower in Dollars in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided that ~~(i)~~ after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect ~~and (ii) no Swing Line Loans may be made on the Closing Date~~. Amounts borrowed pursuant to this Section 2.03 may be repaid and reborrowed during the Revolving Commitment Period. The Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Swing Line Loans.

Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, together with interest thereon for each day from such Credit Date until the date such amount is paid to the Administrative Agent at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.06. Use of Proceeds. (a) The proceeds of the Initial Tranche A Term Loans and the Tranche B Term Loans shall be applied by the Borrower to fund the Acquisition (including the Refinancing and paying fees, commissions and expenses and other Transaction Costs in connection with the Acquisition and the issuance of the Senior Notes) and may be used to pay Convertible Note Repayment Obligations, purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y) or fund the Convertible Note Repayment Reserve as permitted hereunder. The proceeds of the Refinancing Term Loans made on the Amendment Effective Date pursuant to the First Amendment shall be used on the Amendment Effective Date to prepay in full all Initial Tranche A Term Loans.

(b) The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made or issued on and after the ~~Closing~~Amendment Effective Date shall be applied by the Borrower to the working capital and general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions and permitted capital expenditures, and may be used to pay Convertible Note Repayment Obligations, purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y) or fund the Convertible Note Repayment Reserve as permitted hereunder.

(c) No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

Section 2.07. Evidence of Debt; Register; Notes. (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such

(ii) letter of credit fees equal to (A) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans times (B) the average aggregate daily maximum amount available to be drawn under all outstanding Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) during the applicable quarterly period or portion thereof, as applicable.

All fees referred to in this Section 2.11(a) shall be paid to the Administrative Agent at its Principal Office and, upon receipt, the Administrative Agent shall promptly distribute to each applicable Lender its Pro Rata Share thereof.

(b) The Borrower agrees to pay directly to each Issuing Bank, for its own account, the following fees:

(i) a fronting fee equal to the rate or rates per annum separately agreed upon by the Borrower and such Issuing Bank, times the average daily amount of the Letter of Credit Usage with respect to all Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed amounts in respect of payments made by such Issuing Bank pursuant to any such Letter of Credit) during the period from and including the ~~Closing~~Amendment Effective Date to but excluding the later of the Revolving Commitment Termination Date and the date on which there ceases to be any Letter of Credit Usage with respect to all Letters of Credit issued by such Issuing Bank; and

(ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c) All fees referred to in Sections 2.11(a) and 2.11(b) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each Fiscal Quarter during the Revolving Commitment Period, commencing on the first such date to occur after the ~~Closing~~Amendment Effective Date, and ending on the Revolving Commitment Termination Date.

(d) In addition to any of the foregoing fees, the Borrower agrees to pay to the Agents such other fees in the amounts and at the times separately agreed upon.

Section 2.12. Scheduled Payments/Commitment Reductions. (a) The principal amounts of the Tranche A Term Loans shall be repaid in consecutive

(d) Issuance of Debt. Subject to Section 2.15(e), no later than the fifth Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any net Cash proceeds from the incurrence of any Indebtedness of the Borrower or any of its Subsidiaries, the Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions, and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, however, that the net Cash proceeds of any Indebtedness permitted to be incurred pursuant to Section 6.01 shall be excluded from the application hereof.

(e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending in September 2013), the Borrower shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to (x) 50% (the “ECF Percentage”) of such Consolidated Excess Cash Flow minus (y) voluntary repayments of the Loans (excluding repayments of (i) Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments and (ii) Term Loans or Revolving Loans that constitute Refinanced Debt with the proceeds of any Refinancing Term Loans or proceeds of any Loans under Refinancing Revolving Commitments, respectively, in connection with any Refinancing Amendment) during such Fiscal Year; provided that if, as of the last day of such Fiscal Year, the Net Senior Secured Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(c) calculating the Net Senior Secured Leverage Ratio as of the last day of such Fiscal Year) shall be (i) 2.50:1.00 or less, the ECF Percentage shall be reduced to 25% or (ii) 2.00:1.00 or less, the ECF Percentage shall be reduced to 0%.

(f) Revolving Loans and Swing Loans. The Borrower shall from time to time prepay first, the Swing Line Loans without reductions in Revolving Commitments and second, the Revolving Loans without reductions in Revolving Commitments to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(g) Letter of Credit Sublimit. If at any time the Letter of Credit Usage shall exceed the Letter of Credit Sublimit, the Borrower shall immediately Cash Collateralize Letters of Credit in an amount equal to such excess.

(h) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.14(a) through 2.14(e), the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated calculating, interest or in a lump sum or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this ~~Section~~Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include the Issuing Bank for purposes of this Section 2.19(b)) determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time within five (5) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which the Borrower has paid additional amounts pursuant to this Section 2.19 or Section 2.20, it shall pay over such refund to the Borrower (but only to the extent of additional amounts paid by the Borrower under this Section 2.19 or Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed documentation required under the Internal Revenue Code and reasonably requested by the Borrower or the Administrative Agent to confirm or establish that such Lender is not subject to, or is subject to a reduced rate of, deduction or withholding of U.S. federal income tax with respect to payments to such Lender under the Credit Documents, or notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

(D) The Borrower shall not be required to pay any additional amount to any Non-U.S. Lender under ~~Section~~Section 2.20(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in of this Section 2.20(c) or (2) to notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of this Section 2.20(c) on the Applicable Date, nothing in this subsection of Section 2.20(c) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

(d) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding anything to the contrary, the Borrower shall not be required to pay any additional amount pursuant to Section 2.20(b) with respect to any United States federal withholding tax and/or (prior to the Revolving Commitment Termination Date) an increase to the existing Revolving Commitments (any such increase, the “New Revolving Loan Commitments”) the aggregate amount of all such increased commitments and new loans, together with any Permitted Incremental Equivalent Debt incurred at or prior to such time, not to exceed the greater of (1) $500,000,000 and (2) the maximum amount that would not cause the Net Senior Secured Leverage Ratio to exceed 3.50:1.00 (calculated on a pro forma basis as of the last day of the most recently ended Fiscal Quarter as if all such incremental or increased Commitments had been fully drawn on such date but without netting the proceeds thereof) (the “Incremental Cap”). Any such increased commitment or new loan shall be in an amount not less than $25,000,000 individually and integral multiples of $10,000,000 in excess of that amount. Each such notice shall specify (a) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent and (b) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender” or “New Term Loan Lender,” as applicable) to whom the Borrower proposes any portion of such New Revolving Loan Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that the Administrative Agent may elect or decline to arrange such New Revolving Loan Commitments or New Term Loan Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Revolving Loan Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment or a New Term Loan Commitment. Such New Revolving Loan Commitments or New Term Loan Commitments shall become effective as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Loan Commitments or New Term Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Section 3.02 shall be satisfied; (iii) the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 6.07 (calculated on a pro forma basis as of the last day of the most recently ended Fiscal Quarter as if all such incremental or increased Commitments had been fully drawn on such date but without netting the proceeds thereof) (provided that, to the extent the proceeds of Loans made pursuant to any New Term Loan Commitment will be used to consummate a Limited Condition Acquisition, the requirements specified in clauses (i), (ii) and (iii) above shall only be required to be satisfied on the date on which definitive purchase or merger agreements with respect to such Limited Condition Acquisition are entered into); (iv) the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements portion of the Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with this Section 2.26, an “Additional Lender”).

(b) Notwithstanding the foregoing, the effectiveness of any Refinancing Amendment shall be subject to (i) on the date of effectiveness thereof, no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (ii) the terms of the applicable Credit Agreement Refinancing Indebtedness shall comply with Section 2.26(c), (iii) before and after giving effect to the incurrence of any Credit Agreement Refinancing Indebtedness, each of the conditions set forth in Section 3.02 shall be satisfied and (iv) except as otherwise specified in the applicable Refinancing Amendment, the Administrative Agent shall have received (with sufficient copies for each of the Refinancing Term Loan Lenders and Refinancing Revolving Lenders, as applicable) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 3.01.

(c) The terms and provisions of any Credit Agreement Refinancing Indebtedness incurred pursuant to any Refinancing Amendment shall be, except as otherwise set forth herein or in the Refinancing Amendment and reasonably acceptable to the Administrative Agent, substantially the same as the Refinanced Debt; provided that (i) such Credit Agreement Refinancing Indebtedness consisting of Refinancing Term Loans shall have (A) a ~~later~~ maturity ~~than~~date no earlier than the maturity date of the Refinanced Debt and (B) a weighted average life to maturity equal to or greater than the Refinanced Debt, (ii) there shall be no scheduled amortization of such Credit Agreement Refinancing Indebtedness consisting of Refinancing Revolving Commitments and the scheduled termination date of such Refinancing Revolving Commitments shall not be earlier than the scheduled termination date of the Refinanced Debt, (iii) such Credit Agreement Refinancing Indebtedness will rank pari passu in right of payment and of security with the other Obligations hereunder, (iv) such Credit Agreement Refinancing Indebtedness shall be guaranteed by the Guaranty, (v) the interest rate margin, rate floors, fees, original issue discount and premiums applicable to such Credit Agreement Refinancing Indebtedness shall be determined by the Borrower and the Lenders providing such Credit Agreement Refinancing Indebtedness, (vi) such Credit Agreement Refinancing Indebtedness (including, if such Indebtedness includes any Refinancing Revolving Commitments, the unused portion of such Refinancing Revolving Commitments) shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing (provided that the principal amount of such Credit Agreement Refinancing Indebtedness shall not include any principal constituting interest paid in kind), and the aggregate unused Refinancing Revolving Commitments contribution, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(p) Closing Date Certificate. The Borrower shall have delivered to the Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(q) Closing Date. Lenders shall have made the Initial Tranche A Term Loans and Tranche B Term Loans to the Borrower on or before October 29, 2012.

(r) Letter of Direction. The Administrative Agent shall have received a duly executed letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(s) PATRIOT Act. At least three (3) days prior to the Closing Date, each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the “PATRIOT Act”) to the extent requested in writing by such Lender in writing at least 10 days prior to the Closing Date.

(t) Specified Transactions. From and including April 29, 2012 through the Closing Date, neither the Borrower nor any of its Subsidiaries (prior to giving effect to the Acquisition) shall have consummated any merger (other than any merger of a Domestic Subsidiary into another Domestic Subsidiary or a Subsidiary into the Borrower), acquisition or disposition (other than any disposition effected to satisfy one or more of the conditions precedent set forth in the Acquisition Agreement) or paid any dividend (other than any dividends made from a Subsidiary to another Subsidiary or made by a Subsidiary to Borrower) or effected any share buybacks (or entered into an agreement to consummate any of the foregoing) (each a “Specified Transaction”) other than the Acquisition, except any such Specified Transactions (x) in the ordinary course of business, (y) that are not in the ordinary course of business and involve, in the aggregate across all such Specified Transactions, no more than $100,000,000 of consideration or payments, as applicable, or (z) consented to by each of the Lead Arrangers (such consent not to be unreasonably withheld or delayed).

Section 3.02. Conditions to Each Credit Extension. (a) Conditions Precedent. The obligation of each Lender to make any Loan, or the Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing in part through the incurrence of Indebtedness permitted by Section 6.01(n) or Section 6.09 until such Indebtedness is repaid in full (without giving effect to any refinancing thereof) or, as the case may be, the Borrower determines not to proceed with such financing or refinancing. In addition to the foregoing, the Borrower shall, at the request of the Collateral Agent, deliver, from time to time, to the Collateral Agent such appraisals as are required by law or regulation of Material Real Estate Assets with respect to which the Collateral Agent has been granted a Lien to the extent that Borrower or any other party has a copy of the appraisal and is permitted by the applicable third party appraisers and/or lenders to deliver a copy to Collateral Agent.

Section 5.12. Further Assurances. (a) At any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by each Domestic Subsidiary that is not an Excluded Subsidiary and are secured by substantially all of the assets of the Borrower and the Guarantors and all of the outstanding Equity Interests of the Domestic Subsidiaries and 65% of the Equity Interests of First-Tier Foreign Subsidiaries subject, in each case, to the provisions set forth herein, in the Pledge and Security Agreement and the other Credit Documents.

(b) If, at any time and from time to time after the Closing Date, any Domestic Subsidiary that is not a Credit Party, together with all other Immaterial Domestic Subsidiaries, (i) has assets comprising more than 2% of Total Assets on the last day of the most recent Fiscal Quarter or Fiscal Year for which financial statements are required to be delivered pursuant to this Agreement or (ii) contributes more than 2% of the Consolidated Adjusted EBITDA for the period of four Fiscal Quarters ending on the last day of the Fiscal Quarter or Fiscal Year most recently ended for which financial statements are required to be delivered pursuant to this Agreement, then the Borrower shall, not later than 30 days after the date by which financial statements for such Fiscal Quarter or Fiscal Year are required to be delivered pursuant to this Agreement, cause one or more Domestic Subsidiaries to become Credit Parties such that the conditions contained in clauses (i) and (ii) of this Section 5.12(b) cease to be true.

(c) The Borrower shall, or cause the applicable Credit Party to, complete the actions listed on Schedule 5.12(c) by the times stated therein (or such later date as may be consented to by the Administrative Agent in its reasonable discretion).

that is not a Credit Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable Intercompany Note;

(c) obligations in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, stay, customs, appeal, replevin, statutory and surety bonds and performance and completion guaranties provided by the Borrower or any Subsidiary in the ordinary course of business;

(d) Indebtedness (i) in respect of netting services, overdraft protections and otherwise in connection with deposit accounts or (ii) arising from the honoring by a bank or other financial institution of a check, draft, credit card, purchase card or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services (including automated clearinghouse (ACH) transfers) in the ordinary course of business; provided that such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(e) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-out or similar obligations (including Indebtedness consisting of the deferred or contingent purchase price of property or services acquired in a Permitted Acquisition), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries;

(f) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by the Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition, ~~in an aggregate amount not to exceed $150,000,000 at any one time outstanding,~~ provided that (~~x~~w) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof ~~and~~, (~~y~~x) such Indebtedness is not guarantied in any respect by the Borrower or any Subsidiary (other than by any such person that so becomes a Subsidiary), (y) in case of any such Indebtedness that is secured, the aggregate amount thereof does not exceed $150,000,000 at any one time outstanding and (z) in case of any such Indebtedness that is unsecured, both immediately before and after giving effect to the incurrence thereof, (1) no Default or Event of Default shall exist or result therefrom and (2) the Borrower will be in pro forma compliance with the covenants set forth in Section 6.07 and (ii) any Permitted Refinancing of any Indebtedness specified in subclause (i) above, provided that such Permitted Refinancing shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended

(p) Permitted Incremental Equivalent Debt; provided that after giving effect to the incurrence thereof (i) the sum of the aggregate principal amount of (x) all New Term Loans and New Revolving Loan Commitments established (and, without duplication, New Revolving Loans incurred) at or prior to such time pursuant to Section 2.24 and (y) any other Permitted Incremental Equivalent Debt shall not exceed the Incremental Cap, (ii) the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 6.07 as of the last day of the most recently ended Fiscal Quarter after giving effect to the incurrence of such Indebtedness, (iii) before and after giving effect to the incurrence of any Permitted Incremental Equivalent Debt, each of the conditions set forth in Section 3.02 shall be satisfied (provided that, to the extent the proceeds of any Permitted Incremental Equivalent Debt will be used to consummate a Limited Condition Acquisition, the requirements specified in clauses (ii) and (iii) above shall only be required to be satisfied on the date on which definitive purchase or merger agreements with respect to such Limited Condition Acquisition are entered into) and (iv) the Borrower shall deliver to the Administrative Agent at least ten (10) Business Days prior to the incurrence of such Permitted Incremental Equivalent Debt (x) a certificate of an Authorized Officer, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating compliance with clauses (i), (ii) and (iii) of this clause (provided that such certificate shall be conclusive evidence that such terms and conditions satisfy such requirements unless the Administrative Agent provides notice to the Borrower of its objection during such ten Business Day period) and (y) any customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements reasonably requested by the Administrative Agent;

(q) Indebtedness incurred by a Receivables Entity that is a Subsidiary in a Qualified Receivables Transaction in an aggregate amount not to exceed $100,000,000 outstanding at any time;

(r) Indebtedness in the form of guaranties of loans and advances to officers, directors, consultants and employees of the Borrower and/or its Subsidiaries, in an aggregate amount not to exceed $10,000,000 outstanding at any time;

(s) Indebtedness consisting of guaranties of Indebtedness of joint ventures to the extent such guaranty would have been permitted as an Investment pursuant to Section 6.06(o);

(t) Indebtedness incurred in connection with the settlement of the Adverse Proceedings set forth on Schedule 4.11;

(v) Liens on insurance policies and the proceeds thereof securing financing of the premiums with respect thereto;

(w) Liens consisting of an agreement to dispose of any property permitted to be sold pursuant to Section 6.08;

(x) any customary encumbrance or restriction on the Equity Interests in a joint venture, including customary rights of first refusal, “tag-along” and “drag along” rights, transfer restrictions and put and call arrangements with respect to the Equity Interests of any joint venture pursuant to any joint venture or similar agreement;

(y) Liens arising on property in connection with a Sale and Leaseback transaction with respect to such property as permitted under Section 6.09; provided that such Lien applies solely to the property subject to such Sale and Leaseback Transaction;

(z) Liens that are contractual rights of set-off (i) relating to the establishment of depositary relations with banks or other financial institutions and not given in connection with the issuance of Indebtedness, (ii) related to pooled deposit or sweep accounts of the Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreement entered into with customers of the Borrower or any of the Subsidiaries in the ordinary course of business;

(aa) the modification, replacement, renewal or extension of any Lien permitted by Sections 6.02(l) and (m); provided that (i) such Lien does not extend to any additional property other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien and (B) the proceeds and products thereof and (~~C~~ii) the renewal, extension or refinancing of the obligations secured by such Lien is permitted by Section 6.01;

(bb) three-way technology escrow agreements entered into using reputable escrow agents in connection with the license, development and distribution agreements of the Borrower and its Subsidiaries, pursuant to which Intellectual Property of the Borrower and its Subsidiaries, as applicable, is placed in escrow for the benefit of the agreement party that do not materially interfere with the conduct of the Borrower’s or any of its Subsidiaries’ business as conducted on the Closing Date (or as permitted by Section 6.11) or materially detract from the value thereof; provided that (1) the escrowed Intellectual Property is only released to the agreement party upon the bankruptcy, cessation of business, repudiation of material obligations or similar industry standard trigger events of the Borrower and its Subsidiaries and (2) upon such release, the agreement party’s use is limited to its internal use only, consistent with the manner in which the Intellectual Property was used by the Borrower and/or its Subsidiaries on behalf on the agreement party prior to the technology’s release from escrow; and

(cc) other Liens securing Indebtedness in an aggregate amount not to exceed $100,000,000.

Section 6.03. No Further Negative Pledges. No Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations except (a) with respect to specific property subject to a Lien permitted hereunder to secure payment of Indebtedness permitted hereunder or to be sold pursuant to an executed agreement with respect to a Asset Sale permitted hereunder; provided that such restrictions are limited to the property so encumbered or subject to such Asset Sale, (b) customary restrictions contained in any Permitted License, lease or similar agreement permitted hereunder (provided that such restrictions are limited to the property or assets subject to such Permitted License, lease or similar agreement), (c) customary provision in joint venture agreements applicable to joint ventures permitted hereunder; provided that such restrictions are applicable solely to such joint venture entered into in the ordinary course of business, (d) customary provisions set forth in Co-Development Agreements; provided that such restrictions are applicable solely to the property subject to such Co-Development Agreement, (e) with respect to Discontinued Real Property, (f) restrictions identified on Schedule 6.03, (g) restrictions set forth in Indebtedness permitted under Section 6.01(f) that impose restrictions on the property so acquired in connection with the Permitted Acquisition referred to in Section 6.01(f), (h) restrictions under any Refinancing Indebtedness or Permitted Incremental Equivalent Debt and (i) restrictions contained in the indentures relating to the Convertible Notes and the Senior Notes.

Section 6.04. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except (a) each Subsidiary may make Restricted Junior Payments consisting of a dividend or distribution with respect to its Equity Interests to the Borrower and its other Subsidiaries (and, in the case of non-wholly owned Subsidiaries to the Borrower and any of its other Subsidiaries and to each other owner of Equity Interest of such Subsidiary based on their relative ownership interest of the relevant class), (b) the Borrower and each Subsidiary may make Restricted Junior Payments of the type referred to in clause (iv) of the definition thereof to the Borrower or one or more other Subsidiaries, subject only to the subordination provisions, if any, applicable thereto, (c) the Borrower may (x) pay Convertible Note Repayment Obligations then due and payable or (y) make any cash payment in respect of any purchase or repurchase through negotiated or open market transactions of any Convertible Notes (1) not more than 18 months prior to a Convertible Note Put Date in respect thereof or (2) at any time on and after the date on which the Borrower has the option to call or otherwise redeem such Convertible Notes from the holder thereof, in each case so long as (i) no Default or Event of Default shall have occurred and be continuing or shall be caused thereby and (ii) the Borrower shall have delivered to the Administrative Agent a compliance certificate signed by an Authorized Officer demonstrating pro forma compliance with the financial covenants in Section 6.07 after giving effect to the subject Restricted Junior Payment, (d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may repurchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower or any of its Subsidiaries held by any current or former officer, director, consultant or employee of the Borrower or any of its Subsidiaries, or his or her estate, spouse, former spouse or family member (or pay principal or interest on any Indebtedness issued in connection with such repurchase, redemption or other acquisition) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, similar agreement or any other agreement pursuant to which such Equity Interests were acquired or benefit plan of any kind and pay the amount of withholding taxes owed by the recipient of such payment on account thereof, (e) the Borrower may make cash payments in the form of cash settlements with respect to the Spread Overlay Agreements in accordance with the terms thereof, and only to the extent required thereby, so long as the Borrower receives contemporaneously with or within ninety (90) days preceding such distribution aggregate cash payments in connection with such Spread Overlay Agreements of not less than the amount of such distribution, (f) as set forth on Schedule 6.04 hereof, (g) the Borrower may refinance any Junior Financing with the proceeds of the Permitted Refinancing thereof, (h) the Borrower may make payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or disposition of assets that complies, if applicable, with the provisions of this Agreement, (i) so long as no Default or Event of Default shall have occurred and be continuing, to the extent that such payment is not required to be used to make a mandatory prepayment pursuant to Section 2.14(c), the Borrower or any Subsidiary may purchase, redeem or acquire its outstanding Equity Interests or any Indebtedness with the Net Equity Proceeds received from a substantially concurrent issuance of new Equity Interests, (j) any Credit Party may make any Restricted Junior Payment on account of the repurchase of Equity Interests deemed to occur upon exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that shares of such Equity Interests represent all or a portion of (i) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (ii) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions covered by clause (i) and (k) so long as no Default or Event of all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise Disposed of, in one transaction or a series of transactions to any other Subsidiary (other than an Excluded Subsidiary);

(b) sales, licenses, leases or other Dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales~~, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) are less than $50,000,000 with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than the sum of (x) $100,000,000 and (y) an amount equal to the lesser of (A) any unused portion of the basket provided for in this clause (ii) from the immediately prior Fiscal Year and (B) $100,000,000~~; provided (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower (or similar governing body)), (B) no less than 70% thereof shall be paid in Cash; provided that for the purpose of this clause (B), the following shall be deemed to be Cash: (1) any securities received by the Borrower or such Subsidiary that are converted by the Borrower or such Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received in such conversion) within 180 days following the closing of the applicable Asset Sale and (2) any Designated Non-Cash Consideration in respect of such Asset Sale having an aggregate fair market value, taken together with the Designated Non-Cash Consideration in respect of all such Asset Sales, not to exceed at any time the greater of $100,000,000 and 1% of Total Assets, (C) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a) and (D) at the time of such Asset Sale, no Default or Event of Default shall have occurred and be continuing or would result therefrom~~;~~ (it being understood and agreed that the proceeds of such Asset Sales shall be valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds);

(d) Disposals of obsolete, worn out or surplus property or damaged property no longer useful in the business of the Borrower and its Subsidiaries;

(e) Permitted Acquisitions;

(f) Investments made in accordance with Section 6.06 and Sale and Leaseback Transactions made in accordance with Section 6.09;

(g) (i) the abandonment of rights, franchises, licenses, trade names, copyrights, patents, trademarks or other Intellectual Property that are, in the reasonable judgment of the Borrower, either no longer economically practicable

(A) a Capital Lease or (B) a lease the payments under which will be treated as an operating expense for purposes of determining Consolidated Adjusted EBITDA and (iii) an amount equal to 100% of the Net Cash Proceeds of such Sale and Leaseback Transaction is applied in accordance with ~~Section~~Section 2.14(a).

Section 6.10. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction involving aggregate consideration in excess of $5,000,000 (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower on terms that are less favorable to the Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between the Borrower and any of its Subsidiaries or among Subsidiaries of the Borrower; (b) customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries; (c) compensation or fees to, or the provision of benefits for officers, consultants and former consultants, directors and employees of the Borrower and its Subsidiaries entered into in the ordinary course of business (including, without limitation, loans and advances permitted under Section 6.06(i)); (d) transactions or arrangements described in Schedule 6.10 or any renewals or extensions of any such agreements (so long as such renewals or extensions are not less favorable in any material respect to the Borrower or its Subsidiaries); (e) any transactions between a Credit Party and any Person that is an Affiliate solely because a director of such Person is also a director of a Credit Party, so long as such director abstains from voting as a director of such Credit Party in any matter involving such Person; (f) Restricted Junior Payments permitted to be made under Section 6.04; (g) transactions with consultants, customers, clients, suppliers, lessees or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement; (h) transactions effected as a part of a Qualified Receivables Transaction and any Permitted Refinancing thereof; (i) Investments permitted under Sections 6.06(c), (o), (p) and (t); (j) the issuances of Equity Interests or other securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by a majority of the Board of Directors of the Borrower or majority of disinterested members of the Board of Directors or any direct or indirect parent company of a Subsidiary of the Borrower, as appropriate, in good faith; (k) any employment or consulting agreement, incentive agreement, employee benefit plan, severance agreement, stock option or stock ownership plan, or any similar arrangement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business approved by the Board of Directors of the Borrower, and payments, awards, grants or issuances of Capital Stock or other of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale.

Section 7.13. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations that would otherwise constitute Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 8

EVENTS OF DEFAULT

Section 8.01. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by the Borrower to pay (i) when due any Installment or payment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to the Issuing Bank in reimbursement of any drawing under a Letter of Credit or any Cash Collateralization required pursuant to Section 2.22(d); or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) Business Days after the date due; or

(b) Default in Other Agreements. (i) Except for the failure to fund the disputed portion of a payment in connection with an earn-out that is the subject of a good faith dispute and for which adequate reserve or other appropriate provision shall have been made in accordance with GAAP, failure of any of the Credit Parties or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a)) individually or in the aggregate in a principal amount (or Net Mark-to-Market Exposure) of $50,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (A) one or more items of Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.06, 5.01(e) or 5.02 or Article 6; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any control or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be granted by the Collateral Documents; or

(m) Subordination Provisions. The Borrower or any Credit Party shall make any payment in violation of any subordination terms or conditions, if any, with respect to any Junior Financing;

THEN, (1) upon the occurrence of any Event of Default described in Sections 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Requisite Lenders, upon notice to the Borrower by the Administrative Agent, (A) the Revolving Commitments, Tranche A Term Loan Commitments and Tranche B Term Loan Commitments, if any, of each Lender having such Revolving Commitments, Tranche A Term Loan Commitments and Tranche B Term Loan Commitments, respectively, and the obligation of the Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (~~C~~i) the unpaid principal amount of and accrued interest and premium on the Loans, (~~D~~ii) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) and (~~E~~iii) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.03(b)(v) or Section 2.04(e); (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) the Administrative Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.01(f) or 8.01(g) to pay) to the Administrative Agent such additional amounts of cash as reasonably requested by the Issuing Bank, to Cash Collateralize Letters of Credit then outstanding.

ARTICLE 9

AGENTS

Section 9.01. Appointment of Agents. Each of JPMS and Citi is hereby appointed a Co-Syndication Agent hereunder, and each Lender hereby authorizes each of JPMS and Citi to act as a Co-Syndication Agent in accordance with the terms hereof and the other Credit Documents. Each of other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

Section 9.05. Lenders’ Representations, Warranties and Acknowledgment. (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering (or if delivered in escrow, upon releasing from such escrow) its signature page to this Agreement, an Assignment Agreement or a Joinder Agreement and funding its Initial Tranche A Term Loan, Tranche B Term Loan and/or Revolving Loans on the Closing Date or funding its Tranche A Term Loan or making Revolving Commitments available, as applicable on the Amendment Effective Date or by the funding of any New Term Loans or New Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders or the Lenders, as applicable on the Closing Date, or as of the date of funding of such Tranche A Term Loans, Revolving Loans or New Loans.

(c) Each Lender acknowledges that the Borrower may purchase Tranche B Term Loans hereunder from Lenders from time to time, subject to the restrictions set forth in Section 10.06.

Section 9.06. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Term Loan for all purposes under this Agreement, notwithstanding any notice to the contrary.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents or all of substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii) The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (iii) of this Section; provided, ~~0~~(x) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale

Schedule 1

Refinancing Term Commitment

Refinancing Term Lender	Refinancing Term Commitment
GOLDMAN SACHS BANK USA	$975,000,000

Schedule 2

Refinancing Revolving Commitment

Refinancing Revolving Lender	Refinancing Revolving Commitments
GOLDMAN SACHS BANK USA	$52,718,649
DNB BANK ASA, GRAND CAYMAN BRANCH	$40,384,615
BANK OF AMERICA, N.A.	$34,615,385
JPMORGAN CHASE BANK, N.A.	$34,327,632
FIFTH THIRD BANK	$28,846,150
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$28,800,000
CITIBANK, N.A.	$27,500,000
HSBC BANK, USA, N.A.	$17,300,000
SUMITOMO MITSUI BANKING CORPORATION	$11,538,462
RBS CITIZENS, N.A.	$9,230,769
CIT FINANCE LLC	$5,000,000
RAYMOND JAMES BANK, N.A.	$4,615,385
MANUFACTURERS BANK	$2,814,954
BANK LEUMI USA	$2,308,000